Exhibit 25(a)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee

Pursuant to Section 305 (b)(2)

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification No. )

399 Park Avenue,
New York, New York	10043
(Address of principal executive office)	(Zip Code)

Citibank, N.A.

388 Greenwich Street, 14th floor

New York, N.Y. 10013

(212) 816-5805

(Name, address, and telephone number of agent for service)

WELLS FARGO & COMPANY

(Exact name of obligor as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

420 Montgomery Street
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES

(Title of Indenture Securities)

Item 1. General	Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	33 Liberty Street, New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations	with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.

(Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2019- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 16th day of January, 2020.

CITIBANK, N.A.
By	/s/ Kerry Hehir
Kerry Hehir
Senior Trust Officer

Exhibit 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

In millions of dollars	September 30, 2019 (Unaudited)	December 31, 2018
Assets
Cash and due from banks (including segregated cash and other deposits)	$24,086	$23,645
Deposits with banks	196,357	164,460
Securities borrowed and purchased under agreements to resell (including $148,368 and $147,701 as of September 30, 2019 and December 31, 2018, respectively, at fair value)	261,125	270,684
Brokerage receivables	54,215	35,450
Trading account assets (including $138,658 and $112,932 pledged to creditors at September 30, 2019 and December 31, 2018, respectively)	306,824	256,117
Investments:
Available-for-sale debt securities (including $9,821 and $9,289 pledged to creditors as of September 30, 2019 and December 31, 2018, respectively)	275,425	288,038
Held-to-maturity debt securities (including $1,601 and $971 pledged to creditors as of September 30, 2019 and December 31, 2018, respectively)	75,841	63,357
Equity securities (including $1,136 and $1,109 at fair value as of September 30, 2019 and December 31, 2018, respectively)	7,117	7,212

Total investments	$358,383	$358,607
Loans:
Consumer (including $18 and $20 as of September 30, 2019 and December 31, 2018, respectively, at fair value)	326,038	330,487
Corporate (including $3,838 and $3,203 as of September 30, 2019 and December 31, 2018, respectively, at fair value)	365,705	353,709

Loans, net of unearned income	$691,743	$684,196
Allowance for loan losses	(12,530)	(12,315)

Total loans, net	$679,213	$671,881
Goodwill	21,822	22,046
Intangible assets (including MSRs of $472 and $584 as of September 30, 2019 and December 31, 2018, at fair value)	4,844	5,220
Other assets (including $15,568 and $20,788 as of September 30, 2019 and December 31, 2018, respectively, at fair value)	107,933	109,273

Total assets	$2,014,802	$1,917,383

The following table presents certain assets of consolidated variable interest entities (VIEs), which are included on the Consolidated Balance Sheet above. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. Additionally, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

In millions of dollars	September 30, 2019 (Unaudited)	December 31, 2018
Assets of consolidated VIEs to be used to settle obligations of consolidated VIEs
Cash and due from banks	$110	$270
Trading account assets	5,932	917
Investments	1,400	1,796
Loans, net of unearned income
Consumer	46,153	49,403
Corporate	15,150	19,259

Loans, net of unearned income	$61,303	$68,662
Allowance for loan losses	(1,852)	(1,852)

Total loans, net	$59,451	$66,810
Other assets	109	151

Total assets of consolidated VIEs to be used to settle obligations of consolidated VIEs	$67,002	$69,944

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET (Continued)	Citigroup Inc. and Subsidiaries

In millions of dollars, except shares and per share amounts	September 30, 2019 (Unaudited)	December 31, 2018
Liabilities
Non-interest-bearing deposits in U.S. offices	$99,731	$105,836
Interest-bearing deposits in U.S. offices (including $1,658 and $717 as of September 30, 2019 and December 31, 2018, respectively, at fair value)	407,872	361,573
Non-interest-bearing deposits in offices outside the U.S.	82,723	80,648
Interest-bearing deposits in offices outside the U.S. (including $999 and $758 as of September 30, 2019 and December 31, 2018, respectively, at fair value)	497,443	465,113

Total deposits	$1,087,769	$1,013,170
Securities loaned and sold under agreements to repurchase (including $52,273 and $44,510 as of September 30, 2019 and December 31, 2018, respectively, at fair value)	195,047	177,768
Brokerage payables	63,342	64,571
Trading account liabilities	135,596	144,305
Short-term borrowings (including $4,823 and $4,483 as of September 30, 2019 and December 31, 2018, respectively, at fair value)	35,230	32,346
Long-term debt (including $51,491 and $38,229 as of September 30, 2019 and December 31, 2018, respectively, at fair value)	242,238	231,999
Other liabilities (including $9,500 and $15,906 as of September 30, 2019 and December 31, 2018, respectively, at fair value)	58,510	56,150

Total liabilities	$1,817,732	$1,720,309

Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: as of September 30, 2019 —779,200 and as of December 31, 2018—738,400, at aggregate liquidation value	$19,480	$18,460
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: as of September 30, 2019— 3,099,602,856 and as of December 31, 2018—3,099,567,177	31	31
Additional paid-in capital	107,741	107,922
Retained earnings	161,797	151,347
Treasury stock, at cost: September 30, 2019—916,408,916 shares and December 31, 2018—731,099,833 shares	(56,541)	(44,370)
Accumulated other comprehensive income (loss) (AOCI)	(36,135)	(37,170)

Total Citigroup stockholders’ equity	$196,373	$196,220
Noncontrolling interest	697	854

Total equity	$197,070	$197,074

Total liabilities and equity	$2,014,802	$1,917,383

The following table presents certain liabilities of consolidated VIEs, which are included on the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

In millions of dollars	September 30, 2019 (Unaudited)	December 31, 2018
Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
Short-term borrowings	$10,268	$13,134
Long-term debt	24,999	28,514
Other liabilities	1,935	697

Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$37,202	$42,345

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.